Exhibit 99.1

Gary Thompson – Media	Joyce Thomas – Investors
Caesars Acquisition Company	Caesars Acquisition Company
(702) 407-6529	(702) 880-4707

Caesars Growth Partners to Acquire $2.2 Billion of Assets from Caesars Entertainment

Caesars Growth Partners to Commence $223 Million Renovation of The Quad

LAS VEGAS, March 3, 2014 – Caesars Acquisition Company (NASDAQ: CACQ) (“CAC”) today announced that Caesars Growth Partners, LLC (“Growth Partners”) has entered into a definitive agreement to acquire Bally’s Las Vegas, The Cromwell (formerly Bill’s Gamblin’ Hall & Saloon), The Quad Resort & Casino (“The Quad”) and Harrah’s New Orleans from Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) for $2.2 billion including assumed debt of $185 million and committed project capital expenditures of $223 million, resulting in cash consideration of approximately $1.8 billion. The transaction has been unanimously recommended by independent special committees of the boards of directors of CAC, the managing member of Growth Partners, and Caesars Entertainment and approved by the boards of both companies. The transaction is expected to close in the second quarter of 2014, subject to certain closing conditions, including the receipt of required regulatory approvals.

The transaction will facilitate new investment in these properties, some of which require considerable capital expenditures to realize their full potential. In addition, Growth Partners will retain a 50% interest in the management fee revenues to be received by certain subsidiaries of Caesars Entertainment Operating Company, Inc., a wholly-owned subsidiary of Caesars Entertainment, in connection with the management of Bally’s Las Vegas, The Cromwell, The Quad (formerly Imperial Palace) and Harrah’s New Orleans. With this transaction, CAC is also announcing a $223 million renovation of The Quad.

“The acquisition of these assets further aligns Growth Partners’ portfolio with attractive markets, especially Las Vegas,” said Mitch Garber, chief executive officer of CAC. “Growth Partners is focused on acquiring and developing high-growth operating assets with strong value creation potential. These four properties will strongly complement our existing portfolio, particularly Planet Hollywood and our interest in Horseshoe Baltimore, which will open later this year. All of these properties will continued to benefit from participation in the Total Rewards network.”

The three Las Vegas properties in the transaction are strategically and geographically desirable, occupying space at the very heart of the Las Vegas Strip. The Cromwell will open later this year as the only standalone boutique hotel and casino on the Las Vegas Strip boasting celebrity chef Giada De Laurentiis’ first Las Vegas outpost and serving as home to the new Drai’s Beach Club - Nightclub featuring a one-of-a-kind rooftop pool. The Quad occupies a critically important space at the entrance to

The LINQ development. The resort stands to generate increased hotel, hospitality and gaming revenue as a result of the planned upgrades. Bally’s Las Vegas’ prominent Strip locale is made even more desirable with the enhancements currently underway, including the recently completed renovation of the Jubilee Tower and the addition of Caesars Entertainment’s Grand Bazaar retail center outside of the hotel. Harrah’s New Orleans is a key asset that exemplifies Caesars Entertainment’s city-integrated resort model in a compelling destination area.

The purchase terms were negotiated and recommended by special committees comprised of independent members of the boards of directors of Caesars Entertainment and CAC. Lazard served as financial advisor to the special committee of CAC and Skadden, Arps, Slate, Meagher & Flom LLP served as the committee’s legal counsel.

Growth Partners has received commitments for financing associated with the purchase.

Quad Transformation

The transformation of The Quad will create a new design-inspired urban hotel combining boutique sensibilities with full scale resort amenities. The renovation of the property will integrate seamlessly into the collection of retail, dining and entertainment experiences offered at The LINQ. It will also include the complete remodeling of the guest rooms and common areas, the expansion of meeting spaces, the addition of new dining experiences and amenities, a transformation of the pool and spa, substantial infrastructure upgrades and completion of the exterior façade. The enhancements to the 2,308 room property follow $90 million of recent upgrades to many public spaces, the gaming floor and portions of the exterior façade.

“We envision the transformed property will serve as the perfect complement to Caesars Entertainment’s newest entertainment and hospitality asset, The LINQ, which sits right next door,” Garber said. “The LINQ was designed to appeal to a younger demographic that we are seeing travel to Las Vegas with greater frequency. It is our intent that The Quad hold a similar appeal and, together serve as the social hub on the Las Vegas Strip.”

Guest room renovations will begin in the coming weeks when three of the resort’s towers will close to accommodate remodeling. The resort’s public spaces will remain open throughout the duration of the construction period with maximum precautions taken to minimize disruption to guests. The hotel and casino’s full transformation is expected to be completed in the first half of 2015.

Conference Call Information

Caesars Acquisition Company (NASDAQ: CACQ) will host a joint conference call with Caesars Entertainment (NASDAQ: CZR) at 5:30 a.m. Pacific Time today, Monday, March 3, to discuss the transaction. The call will be accessible on the Investor Relations section of www.caesarsacquisitioncompany.com.

If you would like to ask questions and be an active participant in the call, you may dial (877) 637-3676, or (832) 412-1752 for international callers, and enter Conference ID 3889366 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company’s website for 90 days after the event.

About Caesars Growth Partners

Caesars Growth Partners is a casino asset and entertainment company focused on acquiring and developing a portfolio of high-growth operating assets and equity and debt investments in the gaming and interactive entertainment industry. Through its two businesses—Interactive Entertainment and Casino Properties and Developments—Caesars Growth Partners will focus on acquiring or developing assets with strong value creation potential and leveraging interactive technology with its well-known online and mobile game portfolio and leading brands. Assets include Caesars Interactive Entertainment (with its social and mobile games, the World Series of Poker and regulated online real money gaming businesses), Planet Hollywood (located in Las Vegas, Nevada), and Horseshoe Baltimore (currently being developed by a joint venture). Through its relationship with Caesars Entertainment (NASDAQ: CZR), Caesars Growth Partners has the ability to access Caesars Entertainment’s proven management expertise, brand equity, Total Rewards loyalty program and structural synergies. For more information, please visit www.caesarsacquisitioncompany.com.

About Caesars Acquisition Company

Caesars Acquisition Company (NASDAQ: CACQ) was formed to make an equity investment in Caesars Growth Partners, LLC , a joint venture between CAC and Caesars Entertainment Corporation (NASDAQ: CZR), the world’s most diversified casino entertainment provider and the most geographically diverse U.S. casino-entertainment company. CAC is Growth Partners’ managing member and sole holder of all of its outstanding voting units. For more information, please visit www.caesarsacquisitioncompany.com.

Forward Looking Information

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. CAC has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those (i) relating to the purchase of the casinos named in this press release, (ii) relating to the renovation and transformation of the Quad, and (iii) relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are necessarily estimates reflecting the best judgment of CAC’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in CAC’s filings with the Securities and Exchange Commission.

In addition to the risk factors set forth above, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	the ability to satisfy the conditions to the closing with respect to the purchase of the casinos named in this press release, including receipt of required regulatory approvals and receipt of financing;

•	the purchase of the casinos named in this press release may not be consummated on the terms contemplated or at all;

•	access to financing to complete the transaction;

•	the ability to timely and cost-effectively integrate companies that Growth Partners acquires into its operations, including the four properties noted above;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues, including construction of The Cromwell and the renovation of The Quad;

•	CAC and Growth Partners dependence on Caesars Entertainment and its subsidiaries to provide support and services, as well as Growth Partners’ dependence on Caesars Entertainment’s senior management’s expertise and its participation in Caesars Entertainment’s Total Rewards loyalty program;

•	the effects of a default by Caesars Entertainment on certain debt obligations;

•	Caesars Entertainment’s interests may conflict with Growth Partners’ interests and may possibly keep any or all potential development opportunities for itself;

•	the potential adverse effects if Caesars Entertainment or any of its subsidiaries were to file for bankruptcy;

•	the effects if a third party successfully challenges Caesars Entertainment or its affiliates ownership of, or right to use, the intellectual property owned or used by subsidiaries of Caesars Entertainment, which Caesars Interactive Entertainment, Inc. (“CIE”) licenses for use in its businesses;

•	CIE’s reliance on subsidiaries of Caesars Entertainment to obtain online gaming licenses in certain jurisdictions, such as New Jersey and Nevada;

•	the adverse effects on CAC’s ability to comply with certain obligations imposed by federal securities law and certain debt arrangements if it is determined that Deloitte & Touche LLP was not independent of Caesars Entertainment or Growth Partners;

•	the difficulty of operating Growth Partners’ business separately from Caesars Entertainment, including that managing that process effectively may consume a significant portion of management’s time;

•	risks inherent in Growth Partners’ business model and Growth Partners’ short operating history;

•	Growth Partners’ ability to realize the anticipated benefits of current or potential future acquisitions and the ability to timely and cost-effectively integrate companies that Growth Partners acquires into its operations;

•	the additional capital that Growth Partners may require to support business growth may not be available on acceptable terms, or at all;

•	the adverse effects of extensive governmental regulation and taxation policies applicable to Growth Partners;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the sensitivity of Growth Partners’ business to reductions in discretionary consumer spending;

•	the new and rapidly changing industry in which Growth Partners operates, such as CIE’s social and mobile games business and internet gaming business;

•	any failure to protect Growth Partners’ trademarks or other intellectual property, such as CIE’s ownership of the “World Series of Poker” trademark;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors and operating and market competition, particularly the intense competition faced by the Planet Hollywood Resort & Casino, Bally’s Las Vegas and The Quad (and will be faced by The Cromwell) from other hotel casino resorts in Las Vegas and that Harrah’s New Orleans and Horseshoe Baltimore face from other regional casinos and resorts;

•	the uncertainty surrounding whether CIE’s games, such as Slotomania, Bingo Blitz, and House of Fun, will retain their popularity;

•	CIE’s ability to launch new games on new and emerging platforms;

•	CIE’s reliance on a small portion of its total players for nearly all of its revenue from its social and mobile games;

•	Growth Partners’ ability to expand into international markets in light of additional business, regulatory, operational, financial and economic risks associated with such expansion;

•	evolving regulations concerning the social and mobile games industry as well as data privacy, including, but not limited to, the effect of U.S. and foreign laws, some of which are unsettled and still developing;

•	the low barriers to entry and intense competition of social and mobile games industry could have adverse effect on CIE and Growth Partners;

•	evolving U.S. and foreign laws could subject CIE to claims and prevent CIE from providing its current games to players or to modify its games;

•	the effect on Growth Partners’ business strategy if real money online poker is not legalized in states other than Delaware, Nevada or New Jersey in the United States or is legalized in an unfavorable manner; and

•	political and economic uncertainty created by terrorist attacks and other acts of war or hostility.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. CAC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.